Exhibit 99.04
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
On May 28, 2010, ASI Technology Corporation (“ASI”) completed the acquisition of NxOpinion, LLC (“NxOpinion”), previously a privately-owned health care technology licensing company headquartered in Saginaw, Michigan (the “Acquisition”) pursuant to the terms of an Agreement and Plan of Recapitalization dated May 28, 2010 (the “Recapitalization Agreement”). As a result of the Acquisition, the business of NxOpinion is now owned by Robertson Health Services, Inc. (“RHS”), a wholly-owned subsidiary of ASI. ASI is in the process of changing its name to “Robertson Global Health Solutions Corporation.” As such, the post-merger company is referred to herein as “Robertson Global Health Solutions Corporation,” “Robertson” or the “Company”.
Former NxOpinion security holders own, after the Acquisition, approximately 90% of the combined Company. Further, all members of the executive management of the combined Company will be from NxOpinion. Therefore, NxOpinion is deemed to be the acquiring company for accounting purposes and the following unaudited pro forma combined financial statements have been prepared to give effect to the proposed Recapitalization Agreement of NxOpinion and ASI as a reverse acquisition of assets and a recapitalization in accordance with accounting principles generally accepted in the United States. The financial statements of the combined entity after the Acquisition will reflect the historical results of NxOpinion before the Acquisition and will not include the historical financial results of ASI prior to the completion of the Acquisition. Stockholders’ equity and loss per share of the combined entity after the Acquisition will be retroactively restated to reflect the number of shares of common stock received by NxOpinion security holders in the Acquisition, after giving effect to the par value of the capital stock of ASI, with the offset to additional paid-in capital. Additionally, because NxOpinion is considered to be acquiring ASI for accounting purposes, all of the assets and liabilities of ASI have been reflected in the pro forma financial statements at their respective estimated fair values, and based on the facts and circumstances in this instance, no goodwill or identifiable intangibles will be recorded as part of the acquisition accounting.
The unaudited pro forma combined financial statements do not include any adjustments for income taxes because the combined Company incurred losses in the presented periods, and no tax benefit can be deemed more likely than not of future realization.
The unaudited pro forma combined balance sheet presented below is based on the historical balance sheets of NxOpinion and ASI, adjusted to give effect to the acquisition of ASI by NxOpinion in the manner of a reverse acquisition for accounting purposes. The pro forma adjustments are described in the accompanying notes presented on the following pages.
The unaudited pro forma combined balance sheet assumes that the Acquisition was completed as of March 31, 2010.
The unaudited pro forma combined balance sheet is for illustrative purposes only. It does not purport to indicate the balances that would have actually been presented had the Acquisition been completed on the assumed date, or that may be realized in the future. To prepare the unaudited pro forma balance sheet, NxOpinion, as the acquirer from an accounting perspective, allocated the estimated purchase price to ASI assets and liabilities at March 31, 2010 using estimates of fair value. These estimates are preliminary. The final purchase accounting will be based on the actual consideration and the assets acquired and liabilities assumed, measured at fair value on the effective date of the Acquisition. To the extent there are significant changes in valuations, business and financial results between the date of these pro forma financial statements and the May 28, 2010 Acquisition, actual results may differ significantly from the assumptions and estimates herein. As both NxOpinion and ASI have experienced negative cash flows the actual amounts recorded for the Acquisition transaction may differ materially from the information presented in the unaudited pro forma combined balance sheet as a result of the cash cost of NxOpinion’s and ASI’s operations between March 31, 2010 and the closing of the Acquisition and other changes in NxOpinion’s and ASI’s assets that occurred before completion of the Acquisition, which could cause material differences in the information presented below.
The unaudited pro forma combined statements of operations data ended March 31, 2010 gives effect to the Acquisition as if it occurred on January 1, 2009. The unaudited pro forma combined financial statements have been derived from and should be read in conjunction with the related historical financial statements and related notes of NxOpinion and ASI.
The pro forma share amounts reported herein reflect the Reverse Split (as defined in Note A) without any reduction for fractional shares, which are expected to be nominal.

ROBERTSON GLOBAL HEALTH SOLUTIONS CORPORATION
PRO FORMA COMBINED BALANCE SHEET
(assuming the transaction to be accounted for as a “reverse acquisition” took place on March 31, 2010)

	NxOpinion* at	ASI at
	March 31,	March 31,			Robertson**
	2010	2010	Pro Forma		Pro Forma
	(Unaudited)	(Unaudited)	Adjustments	Notes	Combined
ASSETS
Cash and equivalents	$508	$14,281	312,220	(1)	$327,009
Marketable securities	—	32,045	(32,045)	(1)	—
Due from related party	5,000.0		300,000	(2)	305,000
Prepaid and other	—	7,277			7,277

Current assets	5,508	53,603			639,286

Real estate owned	—	2,245,000			2,245,000
Finance lease receivables	—	339,165	(339,165)	(1)	—
Water rights	—	381,000	(381,000)	(2)	—
Property and equipment, net	1,652	7,627	(7,627)	(1)	1,652

	$7,160	$3,026,395	$(147,617)		$2,885,938

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$1,619,570	$40,280	(900,000)	(4)	$476,395
			(243,175)	(6)
			(40,280)	(1)
Related party and other deferred revenue	207,416	4,090	(4,090)	(1)	207,416
Facility exit liability	—	78,168	(33,745)	(10)	44,423
Bank line of credit payable — net of discount	250,000		(16,500)	(7)	233,500
Other notes payable	725,140		(506,692)	(6)	—
			(218,448)	(8)
Convertible notes payable — net of discount	369,882		(217,158)	(5)	152,724
Unsecured term note payable — legal			218,448	(8)	218,448
Derivative liability — warrants	385,624		(385,624)	(3)	—
Officer bonus payable			140,000	(9)	140,000

Current liabilities	3,557,632	122,538	(2,207,264)		1,472,906

Long-term liabilities
Long-term debt — net of discount	—		749,867	(6)	710,267
			(39,600)	(7)
Facility exit liability			33,745	(10)	33,745

Long-term liabilities			744,012		744,012

Stockholders’ equity
Common stock	—	341,882	(330,734)	(11)	11,368
			220	(1)
Additional paid-in capital	7,333,395	9,356,074	217,158	(5)	11,333,071
			52,280	(1)
			385,624	(3)
			56,100	(7)
			390,350	(9)
			(6,457,910)	(11)
Deficit	(10,883,867)	(6,788,644)	6,788,644	(11)	(10,675,419)
			(81,000)	(2)
			(80,202)	(1)
			900,000	(4)
			(530,350)	(9)
Accumulated other comprehensive gain (loss)	—	(5,455)	5,455	(1)	—

	(3,550,472)	2,903,857	1,315,635		669,020

	$7,160	$3,026,395	$(147,617)		$2,885,938

*	NxOpinion, LLC, a development stage limited liability company.

**	ASI Technology Corporation renamed as Robertson Global Health Solutions Corporation.

ROBERTSON GLOBAL HEALTH SOLUTIONS CORPORATION
PRO FORMA COMBINED STATEMENTS OF OPERATIONS
(assuming the transaction to be accounted for as a “reverse acquisition” took place on January 1, 2009)

	NxOpinion*	ASI
	Three Months	Three Months
	Ended March 31,	Ended March 31,			Robertson
	2010	2010	Pro Forma		Pro Forma
	(Unaudited)	(Unaudited)	Adjustments	Notes	Combined

Revenues
Contract fees	$—	$—			$—
Finance income	—	13,626	(13,626)	(a1)	—

	—	13,626			—

Operating expenses
Cost of revenues	0	0	—		—

Product and content development	143,195	3,808	(3,808)	(a1)	132,118
			(11,077)	(a3)
Selling, general and administrative	281,244	31,862	(3,910)	(a2)	283,350
			(25,846)	(a3)

Total operating expenses	424,439	35,670			415,468

Operating loss	(424,439)	(22,044)			(415,468)

Other income (expense)
Unrealized gain on derivative revaluation	6,956	—	(6,956)	(a4)	—
Interest expense	(134,071)	—	(8,760)	(a5)	(142,831)

Total other income (expense)	(127,115)	—			(142,831)

Net loss	$(551,554)	$(22,044)			$(558,299)

Basic and diluted net income per common share					$(0.05)

Weighted-average shares					11,367,168

*	a development stage limited liability company.

ROBERTSON GLOBAL HEALTH SOLUTIONS CORPORATION
PRO FORMA COMBINED STATEMENTS OF OPERATIONS
(assuming the transaction to be accounted for as a “reverse acquisition” took place on January 1, 2009)

		ASI
	NxOpinion*	Year Ended
	Year Ended	December 31,			Robertson
	December 31,	2009	Pro Forma		Pro Forma
	2009	(Unaudited)	Adjustments	Notes	Combined

Revenues
Contract fees	$133,000	$—			$133,000
Finance income	—	434,125	(434,125)	(b1)	—

	133,000	434,125			133,000

Operating expenses
Cost of revenues	139,536	67,598	(67,598)	(b1)	139,536
Product and content development	634,039	15,954	(15,954)	(b1)	580,039
			(54,000)	(b3)
Selling, general and administrative	1,105,797	658,372	(517,922)	(b2)	1,120,247
			(126,000)	(b3)

Total operating expenses	1,879,372	741,924			1,839,822

Operating loss	(1,746,372)	(307,799)			(1,706,822)

Other income (expense)
Unrealized gain on derivative revaluation	4,621	—	(4,621)	(b4)	—
Interest and other income	262,088	92,606	(92,606)	(b1)	262,088
Interest expense	(95,389)	—	(45,347)	(b5)	(140,736)

Total other income (expense)	171,320	92,606			121,352

Net loss	$(1,575,052)	$(215,193)			$(1,585,470)

Basic and diluted net loss per common share					$(0.14)

Weighted-average shares					11,268,110

*	a development stage limited liability company.

Notes to the Unaudited Pro Forma Combined Financial Statements
A. Basis of Presentation
On May 28, 2010, ASI Technology Corporation (“ASI”) completed the acquisition of NxOpinion, LLC (“NxOpinion”), previously a privately-owned health care technology licensing company headquartered in Saginaw, Michigan (the “Acquisition”) pursuant to the terms of an Agreement and Plan of Recapitalization dated May 28, 2010 (the “Recapitalization Agreement”). As a result of the Acquisition, the business of NxOpinion is now owned by Robertson Health Services, Inc. (“RHS”), a wholly-owned subsidiary of the Company. ASI is in the process of changing its name to “Robertson Global Health Solutions Corporation. “ As such, the post-merger company is referred to herein as “Robertson Global Health Solutions Corporation, “ “Robertson” or the “Company”.
Each NxOpinion securityholder received fifteen shares of ASI common stock in exchange for each unit of NxOpinion membership unit held or deemed to be held by such securityholder immediately before the closing of the Acquisition. On June 4, 2010, the Company filed a Certificate of Change pursuant to Nevada Revised Statutes 78.209 to effectuate a 1 for 15 reverse stock split under Nevada law (the “Reverse Split”). Before the Reverse Split becomes effective on the OTCBB, it must also be approved by the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Company is in the process of obtaining FINRA approval, which is expected to take 4-6 weeks. Upon the approval of the Reverse Split by FINRA, each 15 shares of common stock outstanding prior to the Reverse Split will be converted into one share of common stock and options, warrants, convertible notes and any similar instruments convertible into shares of common stock will be proportionally adjusted. As a result of the Reverse Split, each NxOpinion member will have effectively received one share of the Company for each unit of NxOpinion held by such member and each legacy shareholder of ASI prior to the Acquisition received one post-merger share for each 15 shares owned prior to the Acquisition. All share numbers herein reflect the Acquisition and the Reverse Split.
The Company experienced a change in control because NxOpinion securityholders own approximately 90% of the outstanding common stock of the Company immediately after the Acquisition. Further, all members of the executive management of the combined company are from NxOpinion. Therefore, NxOpinion is deemed to be the acquiring company for accounting purposes. Based on the above and in accordance with accounting principles generally accepted in the United States, the Acquisition is considered to be a reverse acquisition and recapitalization. As a result, the cost of the Acquisition is measured at the fair value of net assets acquired and no goodwill will be recognized.
The unaudited combined and pro forma balance sheet was prepared using the assumptions described below.
B. Pro Forma Adjustments
Combined Pro Forma Balance Sheet

The fair value of the assets acquired by NxOpinion are considered equivalent to the historical book value of the assets of ASI for purposes of the pro forma presentation. In general terms and subject to the terms and conditions set forth in an Recapitalization Agreement, the following are the pro forma adjustments included in the accompanying unaudited pro forma combined balance sheet as if the closing was on March 31, 2010:
1.	ASI sold assets and certain parties exercised stock options to fund its operations to closing and with the goal of having approximately $250,000 available to the Company after paying expenses through May 28, 2010 and after paying its closing costs. Finance lease receivables were sold for $280,000, marketable securities were sold for $20,000, options were exercised for proceeds of $52,500 and accounts payables were substantially paid current. The actual cash at closing, versus that illustrated in the pro forma combined balance sheet, was reduced by ASI and NxOpinion operating costs between March 31, 2010 and the closing date and by Acquisition closing costs.
2.	As a part of the Recapitalization Agreement, NxOpinion and ASI agreed that Davric Corporation (a company controlled by director Jerry E. Polis) or its assignee purchase water rights with a book value at March 31, 2010 of $381,000 for $300,000 due after closing.
3.	The derivative liability recorded by NxOpinion was converted to equity at closing as debt classification is no longer required as there are sufficient shares available for exercise of warrants and convertible debt.
4.	At closing $900,000 of affiliate payable related to deferred compensation for Dr. Robertson was cancelled resulting in a corresponding gain.

5.	Reflects conversion of $200,000 of convertible notes plus accrued interest at $1.00 per post split share.
6.	Reflects conversion of $243,175 of accrued consulting fees owed to two management advisors for 5% notes with principal and interest due on June 30, 2011. Also reflects exchange of $506,692 of notes due members at March 31, 2010 to new notes at the same interest rates with principal and interest due on June 30, 2011.
7.	Record value of 36,041 warrants issued in connection with debt restructuring in Item 6 and 15,000 warrants for continuing guarantee of bank line of credit. Value of $56,100 recorded as note discount at issuance.
8.	Reclassify notes payable for legal services for a new term note due by December 31, 2010.
9.	At closing, Dr. Robertson’s employment agreement called for the issuance of 100,000 warrants exercisable at $0.01 per share with a bonus due April 15, 2011 for the tax effect. For pro forma purposes the warrants are valued at $250,000 and the tax bonus at $140,000. Also reflects an employment commitment to issue options on 100,000 shares vesting at grant from the stock option plan with such options valued at $140,350.
10.	ASI, as a finance company, did not have a classified balance sheet. Adjustment reflects long-term portion of facility exit liability.
11.	Reclass equity accounts to be historical of NxOpinion as adjusted for post split par value and the Acquisition. After issuance of the convertible note shares (Item 5 above) and after the effect of the Reverse Split there were 11,368,472 shares of common stock, par value $0.001, issued and outstanding prior to any nominal reduction for fractional shares from the reverse split.
Prior to the Acquisition, NxOpinion had warrants outstanding for 541,000 shares at $1.00 per share, warrants for 170,000 shares at $2.50 per share and convertible notes of $170,000 plus interest convertible at $1.00 per share. Convertible notes of $50,000 elected not to convert in April 2010. ASI had options exercisable for 25,012 shares at $3.00 to $6.75 per share. The pro forma balance sheet does not reflect the conversion or exercise of any of these securities or the warrants and options described in Item 7 above.
Pro Forma Combined Statements of Operations (Fiscal year ended December 31, 2009 and three months ended March 31, 2010)
(a1), (b1) —	Elimination of revenues and direct expenses associated with assets sold by ASI at or immediately prior to closing.
(a2), (b2) —	Elimination of indirect costs to reflect only those costs expected to continue including director and officer insurance, professional fees, shareholder costs and certain continuing occupancy costs.
(a3), (b3) —	To adjust compensation for Dr. Robertson to base pay of $240,000 annually per employment agreement. No provision for bonuses has been made due to uncertainty of any being earned or awarded.
(a4), (b4) —	To remove non-cash warrant derivative gain resulting from insufficient shares prior to closing.
(a5), (b5) —	To eliminate interest expense on convertible notes assumed converted at issuance or beginning of the period, add non-cash amortization related to warrants issued to restructure debt and record interest expense on consultant notes.
Pro forma guidelines recommend that non-recurring charges and credits resulting directly from the transaction should not be reflected in the pro forma statements of operations. Accordingly, the following items, that are not expected to have a continuing impact on operations, were not included:
•	The gain of $900,000 from reduction in payable to affiliate due to deferred compensation (Item 4 above).
•	The estimated value of the warrants, options and tax bonus granted as part of Dr. Robertson’s employment agreement (Item 9 above).
•	Closing costs incurred by ASI and NxOpinion.
The weighted average common shares outstanding were computed assuming the Acquisition occurred at the beginning of each period and option and convertible debt share were issued at the beginning of the period or their date of issuance.